Exhibit 8.1

[LETTERHEAD OF SHEARMAN & STERLING LLP]

April 20, 2006

The Persons Listed on

Schedule I Hereto

SLM Student Loan Trust 2006-4: Class A-1 through A-6 and Class B Notes

Ladies and Gentlemen:

You have requested our opinion as to certain tax consequences related to the issuance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class B Notes (collectively, the “Notes”) by the SLM Student Loan Trust 2006-4 (the “Trust”). The Trust is a Delaware statutory trust that was newly formed pursuant to the short-form trust agreement, dated as of March 9, 2006, between SLM Funding LLC, a Delaware limited liability company (the “Company”), and Chase Bank USA, National Association, a national banking association (the “Trustee”), as amended and restated by the amended and restated trust agreement, dated as of April 20, 2006 (collectively, the “Trust Agreement”), among the Company, the Trustee and Deutsche Bank Trust Company Americas, a New York banking corporation. Capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement, including, without limitation, Appendix A thereto.

In connection with the issuance of the Notes, we have participated in the preparation of the initial free-writing prospectus dated April 7, 2006 (the “Free-Writing Prospectus”), the term sheet dated April 11, 2006 (the “Term Sheet”), the prospectus (the “Prospectus”) dated April 12, 2006, the supplemental prospectus (the “Prospectus Supplement”) to the Prospectus dated April 12, 2006, the preliminary offering memorandum dated April 7, 2006 relating to the Class A-6 Notes (the “Preliminary Offering Memorandum”), the supplemental offering memorandum dated April 11, 2006 relating to the Class A-6 Notes (the “Supplemental Offering Memorandum”), the offering memorandum dated April 12, 2006 relating to the class A-6 notes (the “Offering Memorandum”) and the Registration Statement on Form S-3, (File No. 333-132315) filed with the Securities and Exchange Commission and as declared effective on March 10, 2006 (the “Effective Date”) (such Registration Statement, as so amended, the “Registration Statement”).

Our opinion is based on an examination of the following documents:

(i)	the Free-Writing Prospectus;

April 20, 2006

(ii)	the Term Sheet;

(iii)	the Prospectus;

(iv)	the Prospectus Supplement;

(v)	the Preliminary Offering Memorandum;

(vi)	the Supplemental Offering Memorandum;

(vii)	the Offering Memorandum;

(viii)	the Registration Statement;

(ix)	the Trust Agreement;

(x)	the Funding Interim Trust Agreement;

(xi)	the VG Funding Interim Trust Agreement;

(xii)	SLM ECFC Purchase Agreement;

(xiii)	VG Funding Purchase Agreement;

(xiv)	the Sale Agreement;

(xv)	the Servicing Agreement;

(xvi)	the Administration Agreement;

(xvii)	the Indenture; and

(xviii)	the Currency Swap Agreements.

We have also examined such other documents, instruments and information related to or incidental to the transactions covered by the Free-Writing Prospectus, the Term Sheet, the Prospectus Supplement and the Offering Memorandum as we have considered necessary as a basis for our opinion. Our opinion assumes that all facts stated or assumed and all representations contained in the foregoing documents are correct and that the parties thereto will comply with the terms thereof.

Our opinion is based, in addition to the foregoing, upon the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations, U.K. tax law and H.M. Revenue & Customs practice, French tax law and practice, European Union Council Directive 2003/48/EC of 3 June 2003 on the taxation of savings income in the form of interest payments (the “Directive”), the income tax treaty currently in effect between the United States and the

April 20, 2006

Republic of France (the “Treaty”) and other applicable authorities. The statutory provisions, regulations and interpretations, the Treaty and the Directive upon which our opinion is based are subject to change, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion will not be asserted by the Internal Revenue Service, H.M. Revenue & Customs, the French tax administration or another relevant taxing authority, or sustained, if asserted. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals or copies and the conformity to original documents of all documents submitted to us as copies. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements, representations and certifications of officers and other representatives of the Company and others.

Based upon the foregoing, we are of the opinion that:

(i) The Notes will constitute indebtedness for U.S. federal income tax purposes.

(ii) For U.S. federal income tax purposes, the Trust will not constitute a publicly traded partnership, and, on the assumption that the Trust has not elected affirmatively to be classified as an association, the Trust will not constitute an association taxable as a corporation.

(iii) Payments made under the Currency Swap Agreements will not be subject to U.S. withholding tax.

(iv) Under current law of the United Kingdom and current practice of the H.M. Revenue & Customs, payments made by Credit Suisse International under the Currency Swap Agreements (other than interest, if any, payable under the Currency Swap Agreements) will not be subject to U.K. withholding tax. The United Kingdom will not impose stamp duty, stamp duty reserve tax, value added tax or any other documentary or transactional tax with respect to the Currency Swap Agreements or payments or transactions thereunder.

(v) Under the current practice of the French tax authorities and by application of the Treaty, as amended, payments made under the Currency Swap Agreements will not be subject to French withholding tax. Except for certain fees that may be subject to French value added tax (“French VAT”), payments under the Currency Swap Agreements will not be subject to French VAT. France will not impose stamp duty with respect to the Currency Swap Agreements or payments or transactions thereunder and no other French documentary taxes will become due unless the Currency Swap Agreements are voluntarily registered with the French tax authorities by any of the parties thereto, in which case a nominal tax of € 125 will be due.

(vi) The statements set forth under the captions “Certain U.S. Federal Income Tax Considerations” and “European Union Directive on the Taxation of Savings Income” in the Offering Memorandum, under the captions “Summary of Terms — Tax Considerations” and “U.S. Federal Income Tax Consequences” in the Prospectus Supplement and in the Free-Writing Prospectus and under the captions “Prospectus Summary — Tax Considerations,” “U.S. Federal Income Tax Consequences,” “European Union Directive on the Taxation of Savings Income,”

April 20, 2006

“State Tax Consequences,” “Appendix F — Global Clearance, Settlement and Tax Documentation Procedures” and “Appendix F — U.S. Federal Income Tax Documentation Requirements” in the Prospectus, to the extent that they constitute matters of law or legal conclusions with respect thereto, have been prepared or reviewed by us and are correct in all material respects.

(vii) The statements set forth under the captions “Certain U.S. Federal Income Tax Considerations” and “European Union Directive on the Taxation of Savings Income” in the Offering Memorandum, under the captions “Summary of Terms — Tax Considerations” and “U.S. Federal Income Tax Consequences” in the Prospectus Supplement and in the Free-Writing Prospectus and under the captions “Prospectus Summary — Tax Considerations,” “U.S. Federal Income Tax Consequences,” “European Union Directive on the Taxation of Savings Income,” “State Tax Consequences,” “Appendix F — Global Clearance, Settlement and Tax Documentation Procedures” and “Appendix F — U.S. Federal Income Tax Documentation Requirements” in the Prospectus, comply as to form in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations thereunder, and we do not know of any amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement, the Prospectus or the Free-Writing Prospectus which are not filed or incorporated by reference or described as required.

In the course of the preparation by the Company of the Registration Statement, the Prospectus, the Prospectus Supplement, the Offering Memorandum, the Free-Writing Prospectus and the Term Sheet, we have participated in telephone conferences and conversations with certain officers and other representatives of the Trust, the Company, VG Funding and SLM ECFC, and other parties to the transactions to which this opinion letter pertains, with respect thereto, but, except to the extent described in the two preceding paragraphs, we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information contained in the Registration Statement, the Prospectus, the Prospectus Supplement, the Offering Memorandum, the Free-Writing Prospectus or the Term Sheet. Although we do not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus, the Prospectus Supplement, the Offering Memorandum, the Free-Writing Prospectus or the Term Sheet on the basis of the information which we gained in the course of the representation referred to above and our examination of the documents referred to herein, considered in light of our understanding of applicable law and the experience we have gained through our practice, nothing has come to our attention in the course of our review of the Registration Statement, the Prospectus, the Prospectus Supplement, the Offering Memorandum, the Free-Writing Prospectus and the Term Sheet which causes us to believe that, as of its Effective Date or as of the date hereof, the Registration Statement, as related to matters opined herein, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that, as of their dates or as of the date hereof, the Prospectus, the Prospectus Supplement, the Offering Memorandum, the Free-

April 20, 2006

Writing Prospectus and the Term Sheet as related to matters opined upon herein, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

We express no opinion with respect to the matters addressed in this opinion other than as set forth above. This opinion is solely for the benefit of the addressees hereof, and is not to be relied upon for any purpose by any other person or entity. We do not express any opinions herein as to matters governed by the law of any jurisdiction other than the federal law of the United States of America expressly referred to herein and, to the extent specified, the tax laws of the United Kingdom, the tax laws of France, the Directive and the Treaty. Furthermore, we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Prospectus and the Prospectus Supplement, without implying or admitting that we are “experts” within the meaning of the 1933 Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

ACG

FRS

IC

IS

ASK

JC

CRM

KVW

April 20, 2006

Schedule I

SLM Funding LLC

12061 Bluemont Way

V3419

Reston, Virginia 20190

SLM Education Credit Finance Corporation

20 Hemingway Drive

East Providence, Rhode Island 02915

Sallie Mae, Inc.

12061 Bluemont Way

Reston, Virginia 20190

SLM Student Loan Trust 2006-4

c/o Chase Bank USA, National Association

Christiana Center/OPS4

500 Stanton Christiana Road

Newark, Delaware 19713

VG Funding, LLC

12061 Bluemont Way

Reston, Virginia 20190

Deutsche Bank Trust Company Americas

60 Wall Street

New York, New York 10005

Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, New York 10010

Credit Suisse Securities (Europe) Limited

One Cabot Square

London E14 4QJ

United Kingdom

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Morgan Stanley & Co. International Limited

25 Cabot Square, Canary Wharf

London E14 4QA England

Banc of America Securities LLC

214 North Tryon Street

Mailcode: NC1-027-21-04

Charlotte, North Carolina 28255

Banc of America Securities Limited

5 Canada Square, Canary Wharf

London E14 5AQ

United Kingdom

Barclays Capital Inc.

222 Broadway

New York, New York 10038

Barclays Bank PLC

5 The North Colonnade, Canary Wharf

London E14 4BB

United Kingdom

Lehman Brothers International (Europe)

25 Bank Street

London E14 5LE

United Kingdom

Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Greenwich Capital Markets, Inc.

600 Steamboat Road

Greenwich, Connecticut 06830

April 20, 2006

Standard & Poor’s,

a division of The McGraw-Hill

Companies, Inc.

55 Water Street

New York, New York 10041

Moody’s Investors Service

99 Church Street

New York, New York 10007

Fitch Ratings

One State Street Plaza

New York, New York 10004